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Exhibit 23(c)

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-60975) and Form S-8 (File Nos, 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 333-47268, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805 and 333-102321) of Mandalay Resort Group of our report dated February 28, 2003 relating to the financial statements of Victoria Partners, appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Mandalay Resort Group for the year ended January 31, 2002.

Deloitte & Touche LLP

Las Vegas, Nevada
March 28, 2003

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  Exhibit 23(c)
CONSENT OF INDEPENDENT AUDITORS